UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 13, 2021
__________________________________________
U.S. Silica Holdings, Inc.
(Exact name of registrant as specified in its charter)
 __________________________________________
Delaware
(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600	Katy	Texas	77494
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 258-2170
                  ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

Third Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan

The stockholders of U.S. Silica Holdings, Inc. (the "Company") approved the Third Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan (the "Plan") at the Company's 2021 Annual Meeting of Stockholders (the "Annual Meeting") held on May 13, 2021.

The amendment and restatement of the Plan provides for an additional 1.5 million shares of stock to be available to be granted to Company employees in the form of of stock options, stock appreciation rights, and stock awards, which may include restricted stock or restricted stock units. A total of 11.825 million shares of Company common stock are subject to the Plan, and all of such shares may be subject to incentive stock options. Awards may be granted under the Plan on or before May 13, 2031.

The Plan was approved by the Company’s Board of Directors on March 5, 2021 subject to stockholder approval. The foregoing description of the Plan is qualified in its entirety by reference to the text of the Plan, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the stockholders of the Company:
• Item 1—elected all 5 director nominees;
• Item 2—approved, on an advisory basis, the compensation of the Company's named executive officers;

• Item 3—ratified the appointment of Grant Thornton LLP as independent public accounting firm for 2021;
• Item 4—approved the adoption of an amendment and restatement of the Company's 2011 Incentive Compensation Plan; and

• Item 5—did not approve a shareholder proposal on Non-GAAP Measures.
The final voting results for the proposals presented at the meeting are set forth below:

Item 1—Election of Directors

All director nominees were elected at the Annual Meeting to serve until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Peter C. Bernard	48,741,172	3,567,484	14,700	9,762,015
Diane K. Duren	50,776,239	1,529,688	17,429	9,762,015
William J. Kacal	49,855,929	2,452,509	14,918	9,762,015
Charles W. Shaver	38,481,318	13,827,329	14,709	9,762,015
Bryan A. Shinn	51,346,866	959,618	16,872	9,762,015

Item 2—Advisory Resolution to Approve Executive Compensation

The advisory resolution to approve the compensation of the Company's named executive officers was approved with approximately 55% of the votes cast in favor of the advisory resolution at the Annual Meeting voting.

For	Against	Abstain	Broker Non-Votes
28,751,679	22,696,892	874,785	9,762,015

Item 3—Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for 2021 was approved with approximately 99% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain
61,666,261	374,624	44,486

Item 4—Amendment and Restatement of the Company's 2011 Incentive Compensation Plan

The proposal to approve the adoption of an amendment and restatement of the Company's 2011 Incentive Compensation Plan, as described in the Definitive Proxy Statement, was approved with approximately 96% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-Votes
49,877,771	2,199,468	246,117	9,762,015

Item 5—Stockholder Proposal on Non-GAAP Measures

The stockholder proposal regarding non-GAAP measures, as described in the Definitive Proxy Statement, was not approved with approximately 43% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-Votes
22,793,124	29,224,880	305,352	9,762,015

Item 9.01	Financial Statements and Exhibits.
10.1     Third Amended and Restated U.S. Silica Holdings Inc. 2011 Incentive Compensation Plan, as amended and restated effective May 13, 2021.
104     Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 14, 2021

U.S. SILICA HOLDINGS, INC.

/s/ Stacy Russell
Stacy Russell
Senior Vice President, General Counsel & Corporate Secretary